Exhibit 24.1

EDISON INTERNATIONAL

POWER OF ATTORNEY

The undersigned, EDISON INTERNATIONAL, a California corporation, and certain of its officers and/or directors do each hereby constitute and appoint, J.A. BOUKNIGHT, JR., THOMAS R. MCDANIEL, POLLY L. GAULT, THOMAS M. NOONAN, BARBARA E. MATHEWS, LINDA G. SULLIVAN, ROBERT C. BOADA, GEORGE T. TABATA, PAIGE W. R. WHITE, MICHAEL A. HENRY, JEFFREY C. SHIEH, KATHLEEN BRENNAN DE JESUS, JEFFREY D. DURAN, DARLA F. FORTE, BONITA J. SMITH, MARGA ROSSO, and SARAH C. PEREZ, or any of them, to act as attorney-in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2007, any Current Reports on Form 8-K from time to time during 2007 and through December 13, 2007, or in the event this Board of Directors does not meet on December 13, 2007, through the next succeeding date on which this Board holds a regular meeting, and any and all supplements and amendments thereto, to be filed by Edison International with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended, (the “Act”), for the purpose of complying with Sections 13 or 15(d) of the Act, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and appropriate to be done in and about the premises as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

Executed at Rosemead, California, as of this 14th day of December, 2006.

EDISON INTERNATIONAL

By:	/s/ JOHN E. BRYSON
JOHN E. BRYSON
Chairman of the Board, President, and Chief Executive Officer

Attest:

/s/ BARBARA E. MATHEWS
BARBARA E. MATHEWS
Vice President, Associate General Counsel, Chief Governance Officer, and Corporate Secretary

2007 Edison International

10-K, 10-Q, and 8-K Power of Attorney

Principal Executive Officer:

/s/ John E. Bryson
John E. Bryson	Chairman of the Board, President, Chief Executive Officer, and Director

Principal Financial Officer:

/s/ Thomas R. McDaniel
Thomas R. McDaniel	Executive Vice President, Chief Financial Officer, and Treasurer

Controller and Principal Accounting Officer:

/s/ Linda G. Sullivan
Linda G. Sullivan		Vice President and Controller

Additional Directors:

/s/ France A. Córdova		/s/ James M. Rosser
France A. Córdova	Director	James M. Rosser	Director

/s/ Charles B. Curtis		/s/ Richard T. Schlosberg, III
Charles B. Curtis	Director	Richard T. Schlosberg, III	Director

/s/ Bradford M. Freeman		/s/ Robert H. Smith
Bradford M. Freeman	Director	Robert H. Smith	Director

/s/ Luis G. Nogales		/s/ Thomas C. Sutton
Luis G. Nogales	Director	Thomas C. Sutton	Director

/s/ Ronald L. Olson
Ronald L. Olson	Director